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                                                                     EXHIBIT 4.1


                        D & K HEALTHCARE RESOURCES, INC.
                          2001 LONG TERM INCENTIVE PLAN



1.       PURPOSES.

         (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

         (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Performance Awards and (v) Restricted Stock.

         (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (d) PRIOR PLANS. Effective with approval of this Plan by the shareholders of the Company, no further awards shall be granted under the Company's Amended and Restated 1992 Long Term Incentive Plan and 1993 Stock Option Plan (collectively "Prior Plans"). However, nothing herein shall affect awards made under the Prior Plan before such approval and the provisions of the Prior Plans shall continue to control with respect to any outstanding awards granted thereunder.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (b) "AWARD DATE" means the date established by the Committee the for the grant of a Stock Award.

         (c) "BASE PRICE" means a price fixed by the Committee, which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of a Stock Award with respect to such Stock.

         (d) "BOARD" means the Board of Directors of the Company.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended.




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         (f) "COMMITTEE" means the committee or committees established by the
Board in accordance with Section 3(c). All references herein to "Committee" shall be deemed to be to the Board when the Board has not established the Committee pursuant to Section 3(c).

         (g) "COMMON STOCK" means authorized and unissued shares of the $.01 par value common stock of the Company or reacquired shares of the Company's $.01 par value common stock held in its Treasury.

         (h) "COMPANY" means D & K Healthcare Resources, Inc., a Delaware corporation.

         (i) "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board or the board of directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

         (j) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Committee or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

         (k) "CORPORATE TRANSACTION" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                  (i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates;

                  (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

                  (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

                  (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.


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         (l) "DIRECTOR" means a member of the Board.

         (m) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and reliance on sufficient competent medical advice.

         (n) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

         (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (p) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the mean between the bid and asked prices, if no closing price is reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If fair market value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets are open.

                  (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

         (q) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (s) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (t) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

         (u) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option granted pursuant to a Stock Award. Each Option Agreement shall be subject to the terms and conditions of the Plan. References to Option Agreement shall also include the following ancillary documents, Notice of Exercise and Grant Notice.




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         (v) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding
Option.

         (w) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current Employee of the Company or a member of an "affiliated group" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an Officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (x) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

         (y) "PERFORMANCE AWARD" means a right as determined by the Committee to receive a deferred payment of cash, Common Stock or some combination thereof based on performance during a Performance Period as provided in Section 7(c).

         (z) "PERFORMANCE PERIOD" means a period of not more than five years established by the Committee during which certain performance goals set by the Committee are to be met.

         (aa) "PLAN" means this D & K Healthcare Resources, Inc. 2001 Long Term Incentive Plan.

         (bb) "REPORTING PERSON" means any person who is required to file reports pursuant to the provisions of Section 16 of the Exchange Act and Rule 16a-2 promulgated thereunder.

         (cc) "RESTRICTED STOCK" means shares of Common Stock, which may be subject to certain restrictions, which are granted pursuant to a Stock Award.

         (dd) RESTRICTED STOCK AWARDS" means a Stock Award granted to a Participant to receive or purchase shares of Restricted Stock.

         (ee) "RETIREMENT" means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of any pension plan adopted by the Company and specified by the Committee, as amended and in effect at the time of such termination of employment.

         (ff) "STOCK APPRECIATION RIGHT" or "SAR" means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

         (gg) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

         (hh) "SECURITIES ACT" means the Securities Act of 1933, as amended.


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         (ii) "STOCK AWARD" means any right granted under the Plan, including an
Option, Stock Appreciation Right, Performance Award, and Restricted Stock.

         (jj) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (kk) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.       ADMINISTRATION.

         (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in
Section 3(c).

         (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

                  (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iii) To amend the Plan or a Stock Award as provided in
Section 12.

                  (iv) To terminate or suspend the Plan as provided in Section
13.

                  (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (c) DELEGATION TO COMMITTEE. The Board may delegate administration of the Plan to a Committee or Committees. The term "Committee" shall apply to any person, persons, committee or committees to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be



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adopted from time to time by the Board. The Board may from time to time in its discretion, fix and change the number of members of a Committee, remove members of a Committee, appoint members of a Committee in substitution for or in addition to members previously appointed; and fill vacancies however caused in a Committee. The Board may abolish a Committee at any time and revest in the Board the administration of the Plan. Notwithstanding the foregoing, any grant of an Option, Performance, SAR or Restricted Stock Award to a Reporting Person must be made by the Board or a Committee comprised solely of two or more Outside Directors.

         (d) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board or the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.       SHARES SUBJECT TO THE PLAN.

         (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock.

         (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

         (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

         (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant.

         (c) AWARD DATE. All Stock Awards granted under the Plan shall be granted as of an Award Date. All Stock Awards are subject to the terms and conditions set forth in the applicable Stock Award Agreement. Within thirty days after each Award Date, the Company shall notify the Participant of the grant of the Stock Award, and shall hand deliver or mail to the Participant a Stock Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute the Agreement within thirty days after the date of mailing or delivery by the Company of the Agreement to the Participant. If the Participant shall fail to execute the written Stock Award Agreement within said thirty-day period, his or her Stock Award shall be automatically terminated.




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6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

         (a) TERM. No Option shall be exercisable after the expiration of five
(5) years from the date it was granted.

         (b) EXERCISE PRICE OF AN OPTION. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (c) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) pursuant to a deferred payment or other similar arrangement with the Optionholder, or (3) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option Agreement, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

         In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) DELIVERY OF CERTIFICATE. After the exercise of an Option, as provided above, the Company shall within a reasonable time deliver to the person exercising the Option a certificate or certificates issued in the name of the person who exercised the Option and such additional name, or names, if any, as may be requested (subject to the general policy of the Company as to registration of shares), for the appropriate number of shares of Common Stock, without liability to the person exercising the Option for any transfer or issue tax, state or Federal, then payable.




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Each Option granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares of Common Stock thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         An Optionee under an Option granted under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option except to the extent that one or more certificates for such shares shall have been delivered to him upon due exercise of an Option as above provided.

         (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         (g) Vesting Generally. Except as provided in Sections 10(a) and 11(c), Option grants shall become exercisable as follows:


        Period of Time                       Percentage of Shares Subject o
      from Date of Grant                     Options which are Exercisable

  One year from date of grant                        33 1/3 percent
 Two years from date of grant                        66 2/3 percent
Three years from date of grant                        100 percent

         (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's Disability or, in the case of an Optionholder of a Nonstatutory Stock Option, the Optionholder's death), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time specified in the Option



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Agreement. Provided, however, that the Optionholder of an Incentive Stock Option may exercise such Option within such period of time ending on the earlier of (i) the date three (3) months following termination of the Optionholder's Continuous Service or (ii) the expiration of the term specified in the Option Agreement.
If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

         Notwithstanding the preceding, the exercise period for a Nonstatutory Stock Option shall be extended to twelve (12) months in the event the Optionholder terminates employment due to Retirement.

         (i) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

         (j) DEATH OF OPTIONHOLDER OF NONSTATUTORY STOCK OPTION. In the event
(i) the Continuous Service of an Optionholder of a Nonstatutory Option terminates as a result of such Optionholder's death or (ii) such Optionholder dies within the period (if any) specified in the Option Agreement after the termination of such Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent such Optionholder was entitled to exercise such Option as of the date of death) by such Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon such Optionholder's death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

         (k) CANCELLATION AND RESCISSION OF STOCK AWARDS. Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Stock Awards at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement, the Plan and with the following conditions:

                  (i) A Participant, within one year following his termination of employment with the Company, shall not, within the geographical areas where the Company does business, render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the determination shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current


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and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten (10) percent equity interest in the organization or business.

         (ii) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in the Company's policy regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

         (iii) A Participant, pursuant to the Company's policy regarding confidential information and intellectual property, shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

         (iv) Upon exercise, payment or delivery pursuant of a Stock Award, the Participant shall, upon request by the Company, certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 6(k) within 120 days prior to, and during the twelve month period following the Participant's termination of employment with the Company shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Stock Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

7.       PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

         (a) STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be surrendered (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. If the Option referred to in (1), (2), or (3) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon surrender of a SAR, and may impose such conditions on surrender of a SAR (including, without limitation, the


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right of the Committee to limit the time of surrender to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act. At the discretion of the Committee, payment for SARs may be made in cash or Common Stock, or in a combination.

                  (i) Surrender of SARs in Lieu of Exercise of Options. SARs surrenderable in lieu of exercise of Options may be surrendered for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. A SAR may be surrendered only with respect to the shares of Common Stock for which its related Option is then exercisable. Upon surrender of a SAR in lieu of exercise of an Option, shares of Common Stock equal to the number of SARs surrendered shall no longer be available for Awards under the Plan, provided that if SARs are surrendered for cash, shares of Common Stock equal to the number of SARs surrendered shall be restored to the number of shares of Common Stock available for issuance under the Plan.

                  (ii) Surrender of SARs in Conjunction with Exercise of Options. SARs surrenderable in conjunction with the exercise of Options shall be deemed to be surrendered upon the exercise of the related Options, and shares of Common Stock equal to the sum of the number of shares of Common Stock acquired by exercise of the Option plus the number of SARs surrendered shall no longer be available for Stock Awards under the Plan, provided that if SARs are surrendered for cash, shares of Common Stock equal to the number of SARs surrendered shall be restored to the number of shares available for issuance under the Plan.

                  (iii) Surrender of SARs Upon Lapse of Options. SARs surrenderable upon lapse of Options shall be deemed to have been surrendered upon the lapse of the related Options as to the number of shares of Common Stock subject to the Options. Shares of Common Stock equal to the number of SARs deemed to have been surrendered shall not be available again for Stock Awards under the Plan, provided that if SARs are surrendered for cash, shares of Common Stock equal to the number of SARs surrendered shall be restored to the number of shares Common Stock available for issuance under the Plan.

                  (iv) Surrender of SARs Independent of Options. SARs surrenderable independent of Options may be surrendered upon whatever terms and conditions the Committee in its sole discretion, imposes upon the SARs, and shares of Common Stock equal to the number of SARs surrendered shall no longer be available for Awards under the Plan, provided that if SARs are surrendered for cash, shares of Common Stock equal to the number of SARs surrendered shall be restored to the number of shares available for issuance under the Plan.

         (b) RESTRICTED STOCK AWARDS. Each Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                  (i) Purchase Price. The purchase price, if any, under each Restricted Stock Award Agreement shall be such amount as the Committee shall determine and designate in such Restricted Stock Award Agreement;

                  (ii) Consideration. The purchase price of Common Stock acquired pursuant to a Restricted Stock Award Agreement shall be paid either:
(i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment;

                  (iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award Agreement may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee;

                  (iv) Restrictions. Restricted Stock received or acquired pursuant to a Restricted Stock Award Agreement may be subject to (a) restrictions on the sale or other disposition thereof, (b) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon either termination of the Participant's status as an Employee, Director or Consultant within specified periods or failure of the Company to achieve performance goals (which may include any one or more of the following: return on total capital employed, earnings per share, return on stockholders' equity, and other appropriate criteria) established by the Committee, (c) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale, and (d) such other restrictions, conditions and terms as the Committee deems appropriate.

                  (v) Dividends. The Participant shall be entitled to all dividends paid with respect to Restricted Stock during any period the Restricted Stock is subject to restrictions and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

                  (vi) The Participant shall be entitled to vote the Restricted Stock during any period the Restricted Stock is subject to restrictions.

                  (vii) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate of if the shares of such stock are to be deposited in escrow pending removal of the restrictions.

                  (viii) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Agreement, as the Committee shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Agreement remains subject to the terms of the Restricted Stock Agreement.

         (c) PERFORMANCE AWARDS. Performance Awards shall consist of Common Stock, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during a specified period of time. The goals established by the Committee may include any one or more of the following: continued service with the Company, return on average total capital employed, earnings per share, return on stockholders' equity, and such other goals as may be established by the Committee. In the event the minimum Corporate goal is not achieved at the conclusion of the specified time period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Common Stock or in a combination of both, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Common Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares of Common Stock are issued.

8.       COVENANTS OF THE COMPANY.

         (a) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.      MISCELLANEOUS.

         (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and for any reason, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

         (d) INCENTIVE STOCK OPTION LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), or such higher limit as set forth by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) CAPITALIZATION ADJUSTMENTS. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to
Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Committee shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

         (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

         (c) CORPORATE TRANSACTION. In the event Participant's employment with the Company is terminated within twelve months of a Corporate Transaction by the Company for a reason other than Cause or by the Participant for Good Reason, the vesting and exercise period of such Participant's Stock Awards shall be accelerated in full to the date of such termination of employment. For purposes of this Subsection 11.c, these terms have the following meanings:

                  (i) "GOOD REASON". With respect to any Participant, (A) the assignment to the Participant of any duties or any other action by the Company which results in a significant diminution in the Participant's position, authority, duties or responsibilities, excluding for this purpose an isolated, unsubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof; (B) any material reduction in the Participant's Compensation from the Company, opportunity to earn annual bonuses, or other compensation or employee benefits, other than as a result of an isolated and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; (C) the elimination of the Participant's position with the Company which results in a significant diminution of his authority, duties or responsibilities; or (D) any purported termination of the Plan otherwise than as expressly permitted by the Plan. For purposes of the Plan, any good faith determination of "Good Reason" made by the Participant shall be conclusive.

                  (ii) Cause. With respect to any Participant: (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered by the Company to the Participant which specifically identifies the manner in which the Participant has not substantially performed the Participant's duties, or (B) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company.

In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). Notwithstanding the preceding, the Committee shall in any event, retain the discretion to take any other action with respect to such Stock Awards as it may equitably determine.

12.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent required by applicable law.

         (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

         (e) AMENDMENT OF STOCK AWARDS. The Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Committee requests the consent of the Participant and
(ii) the Participant consents in writing.

13.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) PLAN TERMINATION. The Board may suspend or terminate the Plan at any time. Unless sooner terminated by the Board, the Plan shall terminate on the day before the fifth (5th) anniversary of the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.      CHOICE OF LAW.

         The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

         This Plan is hereby adopted on behalf of the Company this 25th day of September, 2001.


                                     D & K HEALTHCARE RESOURCES, INC.



                                     By /s/ J. Hord Armstrong, III
                                        ----------------------------------------
                                        Chairman and Chief Executive Officer